Exhibit 4.3
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                       SCHEDULE OF NEW MANAGEMENT WARRANTS

         Unless otherwise noted on this schedule, the warrants listed below are identical in all material respect to the form of New Management Warrant attached as Exhibit 4.2 to this current report on Form 8-K. The actual agreements have been omitted pursuant to instruction 2 of item 601 under regulation S-K. For a determination of the terms and conditions of these warrants, please see Exhibit
4.2. The New Management Warrants differ only with respect to the employee and number of warrants, as listed below.

            Employee                           Number of Warrants
Gary Rada                                                   5,000
James D. Constantine                                       12,000
Timothy F. Gower                                            1,250
William A. Beyerl                                           1,000
Robert Krentzman                                              500
Joseph M. Cabon                                               200
Michael Perri                                                 500
Gary F. Nekola                                                100
Eugene Koch                                                   250
Stephen A. Antonelli                                        2,000
Timothy J. Benson                                           1,000
Kelley Hamilton                                             2,000
Jarett A. Misch                                             1,500
Bryan J. Kling                                              1,000
Carrie P. Sherman                                             500
Richard F. Oppenheimer                                      2,000
Daniel C. Rojek                                               100
James T. Blackwell                                            100